NYSE: HOMB | 3rd Quarter Earnings Call www.homebancshares.com Exhibit 99.2

NON-GAAP FINANCIAL MEASURES This presentation contains financial information determined by methods other than in accordance with generally accepted accounting principles (GAAP). The Company’s management uses these non-GAAP financial measures--including net income (earnings), as adjusted; pre-tax, pre-provision, net income (PPNR); PPNR, as adjusted; return on average assets, as adjusted; efficiency ratio, as adjusted--to provide meaningful supplemental information regarding our performance. These measures typically adjust GAAP performance measures to include the tax benefit associated with revenue items that are tax-exempt, as well as adjust income available to common shareholders for certain significant items or transactions that management believes are not indicative of the Company’s primary business operating results. Since the presentation of these GAAP performance measures and their impact differ between companies, management believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s business. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in the tables of this release. 2

NET INCOME 3 The chart below illustrates Home BancShares’ consistent improvement in profitability over the past five quarters. Net income reached a record $123.6 million in Q3 2025, while net income, as adjusted (non- GAAP)(1) also set a new high at $119.7 million. This sustained upward trend reflects the Company’s strong operational performance and effective management of one-time expenses. (1) Calculation of this metric and the reconciliation to GAAP can be found in the tables accompanying the Company’s earnings press release for the quarter ended September 30, 2025, available at https://www.homebancshares.com/news-events/news/default.aspx.

PRE-TAX, PRE-PROVISION NET INCOME 4 The chart below demonstrates Home BancShares’ robust operational performance as measured by pre- tax, pre-provision net income (PPNR) (non-GAAP)(1) over the past five quarters. PPNR is a key indicator of the Company’s earnings power, as it reflects revenue generation and expense management before the impact of credit loss provisions and taxes. (1) Calculation of this metric and the reconciliation to GAAP can be found in the tables accompanying the Company’s earnings press release for the quarter ended September 30, 2025, available at https://www.homebancshares.com/news-events/news/default.aspx.

RETURN ON AVERAGE ASSETS 5 The chart below highlights Home BancShares’ strong and consistent return on average assets (ROA) over the past five quarters. ROA, a key measure of how efficiently the Company utilizes its assets to generate net income, has demonstrated a steady upward trend, reaching 2.17% in Q3 2025. This improvement reflects the Company’s disciplined approach to asset management, prudent lending practices, and ongoing focus on operational efficiency. (1) Calculation of this metric and the reconciliation to GAAP can be found in the tables accompanying the Company’s earnings press release for the quarter ended September 30, 2025, available at https://www.homebancshares.com/news-events/news/default.aspx.

EFFICIENCY RATIO 6 The chart below underscores Home BancShares’ strong and consistent performance in managing operating expenses, as reflected in its efficiency ratio over the past five quarters. The efficiency ratio is a key metric that measures how effectively the Company converts its revenue into net income by comparing non-interest expenses to total revenue. A lower efficiency ratio indicates greater operational efficiency and cost discipline, which are essential for sustaining profitability and enhancing shareholder value. (1) Calculation of this metric and the reconciliation to GAAP can be found in the tables accompanying the Company’s earnings press release for the quarter ended September 30, 2025, available at https://www.homebancshares.com/news-events/news/default.aspx.

NET INTEREST MARGIN 7 The tables below present additional key financial metrics over the past five quarters, including net interest margin (NIM), yield on interest-earning assets, rate on interest-bearing liabilities, and net interest spread. These metrics are fundamental indicators of the Company’s profitability and operational efficiency.

CONTACT INFORMATION 8 Corporate Headquarters Home BancShares, Inc. 719 Harkrider Street, Suite 100 P.O. Box 966 Conway, AR 72033 Financial Information Donna Townsell Director of Investor Relations (501) 328-4625 Website www.homebancshares.com

NYSE: HOMB | 3rd Quarter Earnings Call www.homebancshares.com